SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

SUNRISE ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11248	84-0938688
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

570 7th Avenue
New York, NY 10018
(Address of Principal Executive Offices) (Zip Code)

(917) 463-4210
(Issuer Telephone number, including area code)

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Resignation of Director

On May 12, 2010, Mr. David A. Melman, the Сhairman of the Board of Directors of the Company notified Sunrise Energy Resources, Inc. (the “Company”) of his decision to resign as director and Chairman of the Board of Directors of the Company. Mr. Melman’s resignation was effective immediately. Mr. Melman’s resignation was not based on any disagreement with the Company, known to any executive officer or director of the Company, on any matter relating to the Company’s operations, policies or practices.

Item 9.01    Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibits

EX 99.1    Resignation letter of Mr. David A. Melman

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Dated: May 14, 2010	By:	/s/ Konstantin Tsiryulnikov
Chief Executive Officer